As filed with the Securities and Exchange Commission on October 19, 2004

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-079187
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

157 Technology Dr.
Irvine, California 92618
(Address of Principal Executive Offices including Zip Code)

SPECTRUM PHARMACEUTICALS, INC
2003 AMENDED AND RESTATED
INCENTIVE AWARD PLAN
(Full Title of the Plan)

Copy to:
Rajesh C. Shrotriya	Alan W. Pettis
Chief Executive Officer and President	Gavin Stuttard
Spectrum Pharmaceuticals, Inc.	Latham & Watkins LLP
157 Technology Drive	650 Town Center Drive, Twentieth Floor
Irvine, California 92618	Costa Mesa, California 92626
(949) 788-6700	(714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Securities to	to be	Offering Price	Offering	Registration
be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common stock par value $0.001 per share	3,469,771	$5.24	$18,181,600.04	$2,303.61

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act. Includes associated preferred stock purchase rights under the Company’s Rights Agreement dated as of December 13, 2000, as amended. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), and represents the weighted average exercise price of $5.28 as to previously granted options exercisable for 1,500,500 shares of common stock and $5.21, the average of the high and low sales prices of the common stock, as reported on the NASDAQ Stock Market on October 14, 2004, as to 1,969,271 shares available for future grants under the Plan.

Proposed issuances to commence as soon after the effective date of the Registration

Statement as practicable.

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Spectrum Pharmaceuticals, Inc. (the “Company”) relating to [ ] shares of the Company’s common stock, par value $0.001 per share, issuable to eligible employees, directors and consultants of the Company and its subsidiaries under the Spectrum Pharmaceuticals, Inc. 2003 Amended and Restated Incentive Award Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     We are not filing or including in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) the information called for in Part I of Form S-8 (by incorporation by reference or otherwise).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents which we filed with the Commission are incorporated by reference into this registration statement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 29, 2004, as amended by Form 10-K/A filed on April 29, 2004;

(b)	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, filed on May 17, 2004 and August 16, 2004, respectively;

(c)	Our current reports on Form 8-K filed on April 21, 2004, April 23, 2004, September 16, 2004 and October 6, 2004;

(d)	The description of our common stock contained in our registration statement on Form 8-B filed with the Commission on June 27, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by the description of securities to be registered contained in our registration statement on Form S-3, Registration No. 333-115759, and including any subsequent amendments or reports that may be filed for the purpose of amending such description; and

(e)	The description of our Rights to Purchase Series B Junior Participating Preferred Stock contained in the Registration of Certain Classes of Securities filed pursuant to Section 12(g) of the Exchange Act on Form 8-A on December 26, 2000, including any amendments or reports that may be filed for the purpose of updating such description.

     In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The consolidated financial statements of the Company, incorporated by reference in this registration statement from the Company’s Annual Report on Form 10-K as of December 31, 2002 and December 31, 2003 and for the fiscal years then ended have been audited by Kelly & Company, independent public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the Company incorporated by reference in this registration statement from the Company’s Annual Report on Form 10-K the fiscal year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in the registration statement and in reliance upon Rule 437a of the Securities Act we have not therefore filed their consent. Because Arthur Andersen LLP has not consented to the inclusion of their report in the registration statement, it may become more difficult for you to seek remedies against Arthur Andersen LLP in connection with any material misstatement or omission that may be contained in our consolidated financial statements and schedules for such periods. In particular, and without limitation, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omission of a material fact required to be stated in those financial statements.

Item 4. Description of Securities.

     The Company’s Common Stock, par value $0.001 (the “Common Stock”), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted in accordance with the rules and regulations of the Commission.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. Our Certificate of Incorporation includes such a provision. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     The bylaws of the Company provide for indemnification of the Company’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company’s Certificate of Incorporation, bylaws and the DGCL, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

     We have entered into indemnity agreements with each of our directors and officers. These indemnity agreements require that the Company indemnify each director and officer for amounts that he is or becomes obligated to pay because of any claim or claims made against him by reason of the fact that he is or was a director or officer of the Company, by reason of any action (or failure to act) taken by him or any action (or failure to act) on his part while acting as a director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise. Under the DGCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). The indemnity agreements require the Company to advance the expenses incurred by a director or officer, upon receipt of his request, provided that the director or officer undertakes to repay the advance to the extent that it is ultimately determined that he is not entitled to be indemnified by the Company under the provisions of the indemnity agreements, the bylaws of the Company, applicable law or otherwise. Absent the indemnity agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Company’s Certificate of Incorporation and Bylaws.

     We have a policy of liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See Index to Exhibits on Page 7.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Spectrum Pharmaceuticals, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 18 day of October 2004.

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Rajesh C. Shrotriya

Rajesh C. Shrotriya Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Rajesh Shrotriya and Shyam Kumaria, or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of October 18, 2004.

Signature	Title
/s/ Rajesh C. Shrotriya, M.D. Rajesh C. Shrotriya, M.D.	Chairman, Chief Executive Officer, President and Director (principal executive officer)

/s/ Shyam Kumaria Shyam Kumaria	Vice President Finance (principal financial officer and principal accounting officer)

/s/ Ann C. Kessler, Ph.D Ann C. Kessler, Ph.D	Director

/s/ Armin M. Kessler Armin M. Kessler	Director

/s/ Anthony E. Maida Anthony E. Maida	Director

/s/ Dilip M. Mehta, M.D., Ph.D. Dilip M. Mehta, M.D., Ph.D.	Director

/s/ Julius A. Vida, Ph.D. Julius A. Vida, Ph.D.	Director

INDEX TO EXHIBITS

EXHIBIT
4.1	Registration Rights Agreement dated as of November 19, 1999, by and among the Registrant, Strong River Investments, Inc. and Montrose Investments Ltd. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on December 7, 1999, and incorporated herein by reference.)

4.2	Closing Warrant issued by the Registrant to Montrose Investments Ltd., dated as of November 19, 1999. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on December 7, 1999, and incorporated herein by reference.)

4.3	Closing Warrant issued by the Registrant to Strong River Investments, Inc., dated as of November 19, 1999. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on December 7, 1999, and incorporated herein by reference.)

4.4	Warrant issued by the Registrant to Brighton Capital, Ltd., dated as of November 19, 1999. (Filed as Exhibit 4.14 to the Registration Statement on Form S-3 (No. 333-37180), as filed with the Securities and Exchange Commission on May 16, 2000, and incorporated herein by reference.)

4.5	Registration Rights Agreement dated as of February 25, 2000, by and among the Registrant, Montrose Investments Ltd. and Strong River Investments, Inc. (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on April 3, 2000, and incorporated herein by reference.)

4.6	Closing Warrant issued by the Registrant to Montrose Investments Ltd., dated as of February 25, 2000. (Filed as Exhibit 4.3 to Form 8-K, as filed with the Securities and Exchange Commission on April 3, 2000, and incorporated herein by reference.)

4.7	Closing Warrant issued by the Registrant to Strong River Investments, Inc., dated as of February 25, 2000. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on April 3, 2000, and incorporated herein by reference.)

4.8	Warrant issued by the Registrant to Brighton Capital, Ltd., dated as of February 25, 2000. (Filed as Exhibit 4.15 to the Registration Statement on Form S-3 (No. 333-37180), as filed with the Securities and Exchange Commission on May 16, 2000, and incorporated herein by reference.)

4.9	Registration Rights Agreement dated as of April 6, 2000, by and among the Registrant, Strong River Investments, Inc. and Montrose Investments, Ltd. (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on April 21, 2000, and incorporated herein by reference.)

4.10	Class A Warrant issued by the Registrant to Montrose Investments Ltd., dated as of April 6, 2000. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on April 21, 2000, and incorporated herein by reference.)

4.11	Class A Warrant issued by the Registrant to Strong River Investments, Inc., dated as of April 6, 2000. (Filed as Exhibit 4.5 to Form 8-K, as filed with the Securities and Exchange Commission on April 21, 2000, and incorporated herein by reference.)

4.12	Warrant issued by the Registrant to Brighton Capital, Ltd., dated as of April 6, 2000. (Filed as Exhibit 4.16 to the Registration Statement on Form S-3 (No. 333-37180), as filed with the Securities and Exchange Commission on May 16, 2000, and incorporated herein by reference.)

4.13	Registration Rights Agreement dated as of April 28, 2000, by and among the Registrant, Royal Canadian Growth Fund and Dlouhy Investments Inc. (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on May 25, 2000, and incorporated herein by reference.)

4.14	Warrant issued by the Registrant to Royal Canadian Growth Fund, dated as of

EXHIBIT
May 1, 2000. (Filed as Exhibit 4.3 to Form 8-K, as filed with the Securities and Exchange Commission on May 25, 2000, and incorporated herein by reference.)

4.15	Warrant issued by the Registrant to Dlouhy Investments Inc., dated as of May 1, 2000. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on May 25, 2000, and incorporated herein by reference.)

4.16	Registration Rights Agreement dated as of September 21, 2000, by and among the Registrant, Strong River Investments, Inc. and Montrose Investments Ltd. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on November 13, 2000, and incorporated herein by reference.)

4.17	Warrant issued by the Registrant to Montrose Investments Ltd., dated as of September 21, 2000. (Filed as Exhibit 4.7 to Form 8-K, as filed with the Securities and Exchange Commission on November 13, 2000, and incorporated herein by reference.)

4.18	Warrant issued by the Registrant to Strong River Investments, Inc., dated as of September 21, 2000. (Filed as Exhibit 4.8 to Form 8-K, as filed with the Securities and Exchange Commission on November 13, 2000, and incorporated herein by reference.)

4.19	Registration Rights Agreement dated as of September 29, 2000, by and among the Registrant, Strong River Investments, Inc. and Montrose Investments Ltd. (Filed as Exhibit 4.12 to Form 8-K, as filed with the Securities and Exchange Commission on November 13, 2000, and incorporated herein by reference.)

4.20	Closing Warrant issued by the Registrant to Montrose Investments, Ltd., dated as of September 29, 2000. (Filed as Exhibit 4.13 to Form 8-K, as filed with the Securities and Exchange Commission on November 13, 2000, and incorporated herein by reference.)

4.21	Closing Warrant issued by the Registrant to Strong River Investments, Inc., dated as of September 29, 2000. (Filed as Exhibit 4.14 to Form 8-K, as filed with the Securities and Exchange Commission on November 13, 2000, and incorporated herein by reference.)

4.22	Form of Warrants issued by the Registrant to Brighton Capital, Ltd., dated between September 18, 2000 and May 18, 2001. (Filed as Exhibit 4.32 to Form 10-K, as filed with the Securities and Exchange Commission on April 2, 2002, and incorporated herein by reference.)

4.23	Rights Agreement, dated as of December 13, 2000, between the Registrant and U.S. Stock Transfer Corporation, as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-A12G, as filed with the Securities and Exchange Commission on December 26, 2000, and incorporated herein by reference.)

4.24	Registration Rights Agreement dated as of December 18, 2000, by and between the Registrant and Societe Generale. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on December 28, 2000, and incorporated herein by reference.)

4.25	Warrant issued by the Registrant to Societe Generale, dated as of December 18, 2000. (Filed as Exhibit 4.6 to Form 8-K, as filed with the Securities and Exchange Commission on December 28, 2000, and incorporated herein by reference.)

4.26	Warrant issued by the Registrant to Brighton Capital, Ltd., dated as of December 18, 2000. (Filed as Exhibit 4.36 to Form 10-K, as filed with the Securities and Exchange Commission on April 2, 2002, and incorporated herein by reference.)

4.27	Warrant issued by the Registrant to CroMedica Global, Inc., dated as of January 25, 2001. (Filed as Exhibit 4.37 to Form 10-K, as filed with the Securities and Exchange Commission on April 2, 2002, and incorporated herein by reference.)

4.28	Warrant issued by the Registrant to IAT ReInsurance Syndicate Ltd., dated as of March 8, 2001. (Filed as Exhibit 10.2 to Form 8-K, as filed with the Securities

EXHIBIT
and Exchange Commission on March 14, 2001, and incorporated herein by reference.)

4.29	Warrant issued by the Registrant to Montrose Investments Ltd., dated as of May 18, 2001. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission May 21, 2001, and incorporated herein by reference.)

4.30	Warrant issued by the Registrant to Strong River Investments, Inc., dated as of May 18, 2001. (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on May 21, 2001, and incorporated herein by reference.)

4.31	Form of Warrant issued by the Registrant to Gruntal & Co., L.L.C., dated as of August 10, 2001 (Filed as Exhibit 4.44 to form 10-K, as filed with the Securities and Exchange Commission on April 2, 2002, and incorporated herein by reference.)

4.32	Form of Warrants issued by the Registrant to Cantor Fitzgerald & Co, dated as of December 6, 2001 and December 13, 2001. (Filed as Exhibit A to Schedule 1 to Exhibit 1.1 to Form 8-K, as filed with the Securities and Exchange Commission on October 24, 2001, and incorporated herein by reference.)

4.33	Warrant issued by the Registrant to Jefferies & Company, Inc., dated as of December 13, 2001. (Filed as Exhibit 4.46 to Form 10-K, as filed with the Securities and Exchange Commission on April 2, 2002, and incorporated herein by reference.)

4.34	Form of Warrant issued by the Registrant to certain purchasers, dated as of March 13, 2002. (Filed as Exhibit 4.47 to Form 10-K, as filed with the Securities and Exchange Commission on April 2, 2002, and incorporated herein by reference.)

4.35	Form of Warrant issued by the Registrant to certain purchasers, dated as of June 5, 2002. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on June 7, 2002, and incorporated herein by reference.)

4.36	Form of Warrant issued by the Registrant to certain purchasers, dated as of June 7, 2002. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on June 19, 2002, and incorporated herein by reference.)

4.37	Warrant Repurchase Agreement by and between the Registrant and BNC Bach International, Ltd., dated as of July 31, 2002. (Filed as Exhibit 10.3 to Form 10-Q for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on November 13, 2002, and incorporated herein by reference.)

4.38	Form of Warrant issued by the Registrant to five purchasers, dated as of November 21, 2002, to purchase up to an aggregate of 107,870 shares of our common stock. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on November 26, 2002, and incorporated herein by reference.)

4.39	Form of Warrant issued by the Registrant to certain purchasers, dated as of December 13, 2002, to purchase up to an aggregate of 65,550 shares of our common stock. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on December 13, 2002, and incorporated herein by reference.)

4.40	Form of Warrant issued by the Registrant to three purchasers, dated as of January 16, 2003, to purchase up to an aggregate of 55,555 shares of our common stock. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on January 17, 2003, and incorporated herein by reference.)

4.41	Form of Series D-1 Warrant. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on May 16, 2003 and incorporated herein by reference.)

4.42	Form of Series D-2 Warrant. (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on May 16, 2003 and incorporated herein by reference.)

4.43	Series D-3 Warrant. (Filed as Exhibit 4.3 to Form 8-K, as filed with the Securities and Exchange Commission on May 16, 2003 and incorporated herein by reference.)

EXHIBIT
4.44	Registration Rights Agreement dated as of May 7, 2003, by and among the Registrant and the persons listed on Schedule 1 attached thereto. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on May 16, 2003 and incorporated herein by reference.)

4.45	Amendment No. 1 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and U.S. Stock Transfer Corporation. (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.)

4.46	Registration Rights Agreement dated as of August 13, 2003, by and among the Registrant and the persons listed on Schedule 1 attached thereto. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on August 15, 2003 and incorporated herein by reference.)

4.47	Form of Series 2003-1 Warrant (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on August 15, 2003 and incorporated herein by reference.)

4.48	Form of Series E-1 Warrant (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2003 and incorporated herein by reference.)

4.49	Form of Series E-2 Warrant (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2003 and incorporated herein by reference.)

4.50	Series E-3 Warrant (Filed as Exhibit 4.3 to Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2003 and incorporated herein by reference.)

4.51	Registration Rights Agreement dated as of September 26, 2003, by and among the Registrant and the persons listed on Schedule 1 attached thereto. (Filed as Exhibit 4.4 to Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2003 and incorporated herein by reference.)

4.52	Amendment No. 2 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and U.S. Stock Transfer Corporation. (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.)

4.53	Amendment No. 3 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and the U.S. Stock Transfer Corporation. (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.)

4.54	Warrant issued by the Registrant to a consultant, dated as of September 17, 2003. (Filed as Exhibit 4.3 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.)

4.55	Warrant issued by the Registrant to a consultant, dated as of April 21, 2004. (Filed as Exhibit 4.4 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.)

4.56	Investor Rights Agreement, dated as of April 20, 2004, by and among the Registrant and the persons listed on Schedule 1 attached thereto. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on April 23, 2004, and incorporated herein by reference.)

4.57	Form of Warrant, dated as of April 21, 2004. (Filed as Exhibit 4.2 to Form 8-K, as filed with the Securities and Exchange Commission on April 23, 2004, and incorporated herein by reference.)

5.1+	Opinion of Latham & Watkins LLP

10.1	Spectrum Pharmaceuticals, Inc. 2003 Amended and Restated Incentive Award Plan (Filed as Annex to the Definitive Proxy Statement dated June 4, 2004, as filed with the Securities and Exchange Commission on June 7, 2004 and incorporated herein by reference.)

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2+	Consent of Kelly & Company

EXHIBIT
24+	Power of Attorney (included in the signature page to this Registration Statement)

+ Filed herewith